Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of November ___, 2012, and is entered into by and between GWire Corporation, a Utah corporation (the “Company”); Rapid Medical Response, LLC, a Utah limited liability company (“Rapid”); Orbit Medical Response, LLC, a Utah limited liability company (“Response”);  and Green Wire, LLC, a Utah limited liability company (“Green Wire”).  Rapid, Response and Green Wire are referred to individually herein as a “Secured Party” and collectively as the “Secured Parties.”  Green Wire shall act as the collateral agent (the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Company has entered into an Asset Purchase Agreement dated of even date herewith by and among the Company and the Secured Parties (the “Purchase Agreement”), pursuant to which the Company issued Secured Promissory Notes in the aggregate principal amount of $2,690,181 (the “Loan Amount”) to the Secured Parties (as they may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Notes”).

WHEREAS, it is a condition precedent to the Secured Parties’ purchase of the Notes pursuant to the Purchase Agreement that the Company shall have granted the security interest and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the agreements and covenants set forth herein, and in order to induce the Secured Parties to purchase the Notes, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Security Interest.  The Company hereby pledges to the Collateral Agent and grants to the Collateral Agent, for the ratable benefit of each Security Party, a security interest (a “Security Interest”) in all of the Company’s right, title, interest, claims and demands in and to the Assets as defined in Section 2.1 and further described in Section 2.2 of the Purchase Agreement, by this reference made a part hereof, and restated on the attached Schedule I (the “Collateral”), together with:

(a) without limiting the generality of the foregoing, in addition to the customer lists and relationships included in the Assets, all additional customers obtained by the Company from the Effective Time (as defined in the Purchase Agreement) until the Closing Date (as defined in the Purchase Agreement);

(b) all books, records, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(c) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or any Secured Party is the loss payees thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in (i) any item of Collateral that is leased to it and for which it has not exercised any applicable purchase option; (ii) any of its rights or interests in any license, contract or agreement to which it is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under, any license, contract or agreement to which it is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406 of the UCC or any other applicable law (including the United States Bankruptcy Code (the “Bankruptcy Code”)) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; or (iii) any real property leasehold.

2. Priority.  It is intended that the Security Interest will be of equal priority as among, and for the ratable benefit of, the Secured Parties.

3. Obligations.  This Security Interest is given as security for all indebtedness and obligations owed by the Company to each Secured Party, whether now existing or hereafter incurred, under this Agreement, the Purchase Agreement, or the Notes, together with all extensions, modifications, or renewals thereof (collectively, the “Obligations”).

4. Title; Filing.  The Company warrants that it is the owner of the Collateral free and clear of all Material Liens (as defined below), claims, encumbrances, and security interests.  The Company authorizes the Collateral Agent to file financing statements, continuation statements, amendments, and other similar documents and instruments covering the Collateral and containing such legends as the Collateral Agent shall deem necessary or desirable to perfect or protect the interests of the Secured Parties in the Collateral.  The Company agrees to pay all taxes, fees and costs (including attorneys’ fees) paid or incurred by the Collateral Agent in connection with the preparation, filing or recordation thereof.  The Company waives receipt of any such financing statements that are registered by the Collateral Agent and any confirmation of registration.  On written demand by the Collateral Agent, the Company shall (i) furnish further assurance of title, (ii) execute any written instrument or do any other acts reasonably necessary to make effective the purposes and provisions of this Agreement, (iii) execute any instrument or statement required by law or otherwise in order to perfect or continue in full force and effect the security interest of the Secured Parties in the Collateral and pay all costs of filing in connection therewith, and (iv) join with the Collateral Agent in executing one or more financing and continuation statements pursuant to the Uniform Commercial Code (the “UCC”) in form satisfactory to the Collateral Agent and will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by the Collateral Agent to be necessary or desirable.  At the option of the Collateral Agent, a carbon, photographic or other reproduction of this Agreement or of a financing statement executed in connection herewith shall be sufficient as and constitute a financing statement.  “Material Liens,” for purposes of this Agreement, shall mean liens of any kind other than liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other similar liens imposed by law arising in the ordinary course of business for sums not yet due and payable, and other liens or imperfections on property other than liens securing indebtedness which do not adversely affect title to, detract from the value of, or impair the existing use of or marketability of, the property affected by such lien or imperfection.

5. Care of Collateral; Performance.  The Company will: (a) keep in effect all licenses, permits and franchises required by law or contract relating to the Company’s business (if applicable), property, or the Collateral; maintain insurance on the Collateral; (b) keep the Collateral in good repair (other than ordinary wear and tear) and be responsible for any loss or damage to it; (c) at all times warrant and defend the Company’s ownership and possession of the Collateral; (d) keep the Collateral free from all Material Liens, claims, encumbrances and security interests (except liens created under this Agreement); (e) pay when due all taxes, license fees, and other charges upon the Collateral or upon the Company’s business, property or the income therefrom; (f) remain liable under any contracts, agreements and other documents relating to or affecting the Collateral to the extent set forth therein and perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; and (g) not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Agreement or of any insurance coverage.  Loss of, damage to, or uncollectibility of the Collateral or any part thereof will not release the Company from the Obligations.  The exercise by any Secured Party or the Collateral Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents relating to or affecting the Collateral, and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any contracts, agreements and other documents relating to or affecting the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document relating to or affecting the Collateral.

6. Other Covenants.

(a) The Company shall give prompt written notice to the Collateral Agent of (and in any event not later than thirty (30) days after)  (i) any change in the location of the Company’s chief executive office or principal place of business; (ii) any change in its name; (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iv) any change in its registration as an organization (or any new such registration); or (v) any change in its jurisdiction of organization.

(b) Except as otherwise specifically permitted herein (including Section 6(c)), the Company will not surrender or lose possession of (other than to the Secured Parties or, with the prior consent of Collateral Agent, to a depositary or financial intermediary), transfer, assign or otherwise dispose of or transfer the Collateral or any right, title or interest therein.

(c) Prior to the occurrence of an Event of Default (as defined in the Notes), the Company will Company shall not transfer or otherwise dispose of all or any portion of the Collateral, or enter into any lease or license for the use of the Collateral, other than in the ordinary course of business and in all cases for fair and reasonable consideration.  After an Event of Default, any attempted sale or transfer of the Collateral not otherwise consented to by the Collateral Agent in writing shall be void and of no force or effect.

(d) The Company shall not, at any time, make or become obligated to make, directly or indirectly, any: (i) payment or distribution in respect of any capital stock or other equity interests in the Company; (ii) payment or distribution on account of the purchase, repurchase, redemption or other retirement of any capital stock or other interests in Company; (iii) loans, advances or payments to any affiliate or stockholder of the Company, including, without limitation, any officer or director of the Company; or (iv) investment in third parties other than in money market funds for purposes of cash management.

7. Default.  The occurrence and continuance of any Event of Default (as defined in the Notes) shall constitute an Event of Default hereunder.  Waiver of any default will not constitute a waiver of any other or subsequent default.

8. Remedies.

(a) Upon the occurrence and continuance of any Event of Default, at the option of any Secured Party without further notice or demand, declare the entire unpaid principal and accrued and unpaid interest of all of the outstanding Notes (including all Notes held by the other Secured Parties) shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable.  Any Secured Party that exercises the remedy under this Section 7(a) shall provide prompt written notice thereof to the other Secured Parties.

(b) Upon the occurrence and continuance of any Event of Default, the Collateral Agent may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Notes and exercise any and all other remedies granted to the Collateral Agent at law, in equity or otherwise, including without limitation all rights of the Collateral Agent under the UCC as in effect from time to time in the State of Utah and other jurisdictions.

9. Application of Proceeds of Collateral.  In the event of the repossession, sale, collection or other disposition of any of the Collateral pursuant to the terms of this Agreement, the proceeds thereof shall be applied as follows:

(a) First, to the satisfaction of any costs and expenses, including attorneys’ fees, incurred by the Collateral Agent in pursuing the enforcement action.

(b) Second, to the payment to each Secured Party on a pro-rata basis based upon the amount of the Obligations owed thereto (to be applied first to late charges, second to accrued interest and third to outstanding principal).

(c) Third, to the payment of the surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

10. Collateral Agent’s Appointment as Attorney-in-Fact.  The Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest), and the Company and each Secured Party agree that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to the Company, the Secured Parties or any third party for failure so to do) any act which the Company is obligated by this Security Agreement to perform and fails to perform, and to exercise such rights and powers as the Company might exercise with respect to the Collateral and fails to exercise, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of the Company relating to the Collateral; and (f) execute and file UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.  The Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as the Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.  It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

11. Agreements Among Secured Parties.

(a) Agreement to Cooperate and Pursue Remedies.

(i) Each Secured Party hereby agrees to cooperate fully with Collateral Agent and the other Secured Parties in order to promptly discharge the terms and provisions of this Agreement.  Each Secured Party also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and the intent of this Security Agreement.

(ii) Each Secured Party agrees that, until Obligations owed thereto have been paid in full, if an Event of Default has occurred and is continuing, it will diligently pursue, or cause Collateral Agent to diligently pursue, any and all collection actions and remedies available to such Secured Party or to the Collateral Agent under applicable law which actions and remedies such Secured Party deems reasonably likely to result in the recovery of amounts to be applied to Obligations for the benefit of the Secured Parties.

(b) Parity of Treatment.  Except to the extent permitted under the Notes, each Secured Party agrees that it will not accept from the Company or any other person any benefit or consideration (whether immediate or prospective, definite or contingent) with respect to the Obligations (including, without limitation, any guaranty from any third party or any collateral security) without the prior written consent of the other Secured Parties unless such benefit or consideration shall also be conferred upon or paid to such other Secured Party on a pro rata basis based upon the amount of Obligations owed thereto.

(c)           Authorization to Collect and Distribute Payments Under the Notes.  Each Secured Party hereby authorizes the Collateral Agent to collect from the Company all payments payable to the Secured Parties under the Notes and then to promptly, and in any event within five business days, disperse such payments to the applicable Secured Parties in accordance with the amounts payable to each of them under the applicable Note.

12. Collateral Agent.  Collateral Agent accepts the duties hereunder and agrees to perform the same, but only upon the terms and conditions hereof, including the following, to all of which the Company and the Secured Parties by their acceptance hereof agree:

(a) Actions of Collateral Agent.  As long as any Secured Party, including any Additional Purchaser which may become a Secured Party in accordance with this Agreement and the Purchase Agreement, holds any outstanding Notes, Collateral Agent shall not take any material actions in relation to this Agreement or the Notes, including without limitation any action under Sections 9(b) and (c) or any material action under Section 7 in respect to enforcing the payment under the Notes or the exercise of any other remedies under this Agreement, without the written consent of the Secured Parties representing a majority of the aggregate face value of the Notes then outstanding, including any Notes currently held by the Collateral Agent, which consent shall not be unreasonably withheld.

(b) Duties of Collateral Agent.

(i) Collateral Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms and conditions of this Agreement, or expressly provided in written instructions received pursuant to the terms of this Agreement.

(ii) Collateral Agent may, but shall not be under any obligation to, take any action which is discretionary with Collateral Agent or otherwise requires judgment to be made by Collateral Agent under the provisions hereof, except if Collateral Agent is required to take such action on the written request of the Secured Parties, as provided herein.

(c) Collateral Agent’s Liability.  No provision of this Security Agreement shall be construed to relieve Collateral Agent from liability for its own grossly negligent action, grossly negligent failure to act, or its own willful misconduct.  Collateral Agent shall not be liable except for the performance of such duties as are specifically set forth in this Security Agreement and no implied covenants or obligations of Collateral Agent shall be read into this Security Agreement.  The duties and obligations of Collateral Agent shall be determined solely by the express provisions of this Security Agreement.

(d) Resignation of Collateral Agent.  Collateral Agent may resign as Collateral Agent upon not less than thirty (30) days’ written notice to each of the Secured Parties.  Upon any such resignation, the Secured Parties shall have the right to jointly appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed, and shall have accepted such appointment in writing within 30 days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof with the legal capacity to act as Collateral Agent hereunder, and the Company agrees to pay such reasonable fees and expenses of any such commercial bank as shall be necessary to induce such commercial bank to agree to become a successor Collateral Agent hereunder.  Upon acceptance of appointment as Collateral Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Collateral Agent, and the retiring Collateral Agent, upon the signing, transferring and setting over to such successor Collateral Agent all rights, moneys and other collateral held by it in its capacity as Collateral Agent, shall be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Section 11, shall inure to its benefit as to any actions taken or omitted to be taken by it while it acted as Collateral Agent.

(e) Indemnification of Collateral Agent.

(i) the Company agrees to indemnify Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Agreement, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and any loss, liability, expense or claim arising out of its possession, management, control, use or operation of the Collateral.

(ii) Each Secured Party agrees to indemnify Collateral Agent on a pro rata basis based upon the amount of the Obligations owed thereto, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Collateral Agent arising out of the actions of Collateral Agent hereunder or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that none of the Secured Parties (other than any Secured Party that also is Collateral Agent) shall be liable for any of the foregoing to the extent they arise from the gross negligence, willful misconduct or knowing violations of law by Collateral Agent.

(iii) Notwithstanding any other provision of this Agreement, Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Company and each Secured Party against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

(f) Credit Analysis.  Each of the Secured Parties has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Company in connection with entering into this Agreement and the Notes and has made its own appraisal of the creditworthiness of the Company.  Except as explicitly provided herein, Collateral Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter

13. Termination.  This Agreement shall terminate and the Collateral herein shall be released from the lien of the Secured Party at such time as the Obligation to all of the Secured Parties has been satisfied or terminated.

14. General.

(a) Notices.  All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the party making the same, will be delivered personally or by facsimile or other electronic transmission or sent by registered or certified mail (return receipt requested) or by next day courier (with evidence of delivery and postage and other fees prepaid) as follows:

To the Purchaser:

GWire Corporation
c/o ActiveCare, Inc.
5095 West 2100 South
Salt Lake City, UT 84120
801-974-9474 (Telephone)
801-974-9553 (Facsimile)

E-Mail: macton@activecare.com

with a copy to:

Durham Jones & Pinegar, PC
111 East Broadway, Suite 900
Salt Lake City, Utah 84111
Attn:   Kevin R. Pinegar
Facsimile: 801-415-3500
E-Mail: kpinegar@djplaw.com

To the Collateral Agent or the Secured Parties:

Green Wire, LLC
Rapid Medical Response, LLC
Orbit Medical Response, LLC
c/o BPE Management, LLC
Attn: Shawn Ross
4424 South 700 East, Suite 200
Salt Lake City, Utah 84107
Facsimile: 801-713-5347
E-mail: sross@tibromedical.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
136 So. Main Street, Suite 1000
Salt Lake City, Utah 84101
Attn:  Samuel P. Gardiner
Facsimile:  (801) 880-6941
Email:  gardiner.sam@dorsey.com

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing.  Any notice which is delivered personally or by facsimile or other electronic transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.  Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail (or on the first business day after placed in the mail if sent by overnight courier) or, if earlier, the time of actual receipt.

(b) Assignment; Binding upon Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement is not assignable except by the Secured Parties to any of their affiliates and any other purported assignment shall be null and void.  Nothing contained in this Agreement shall be deemed to confer any right or benefit upon any person other than the parties hereto to the extent herein provided.

(c) Entire Agreement.  This Agreement, the Purchase Agreement, the Notes and the other documents and instruments contemplated by the Purchase Agreement set forth the entire agreement between the Company, the Collateral Agent and the Secured Parties with respect to all matters herein, and supersede all prior and contemporaneous security agreements, representations, and understandings of the parties.

(d) Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Secured Parties representing a majority of the aggregate face value of all of the Notes then outstanding; provided, however, that the written consent of any Secured Party that would be adversely affected by such amendment in a manner disproportionate to the other Secured Parties shall also be required.  The Company may, without the consent or vote of any Secured Party, amend this Agreement at any time to accept executed signature pages from Additional Purchasers pursuant to the Purchase Agreement, and such Additional Purchasers will thereafter become Secured Parties under this Agreement.

(e) Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Utah without reference to its choice of law rules.

(f) Jurisdiction.  Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only to the exclusive jurisdiction of the courts of the State of Utah or the federal courts located in the State of Utah, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  The parties agree that, after a legal dispute is before a court as specified in this Section 13(f), and during the pendency of such dispute before such court, all actions, suits, or proceedings with respect to such dispute or any other dispute, including without limitation, any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Process in any such suit, action or Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Each party hereto agrees that a final judgment in any action, suit or proceeding described in this Section 13(f) after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

(g) Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Attorneys’ Fees.  In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys’ fees as determined by the person or body making such award, judgment, decision or resolution.  Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties in such settlement may include, as part of the damages alleged to have been incurred, reasonable costs of attorneys or other professionals in investigating or counseling on such claim.

(i) Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

(j) Counterparts.  This Agreement may be executed in two (2) or more counterparts (delivery of which may be by facsimile or via email as a portable document format (.pdf)), each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SECURED PARTIES:

RAPID MEDICAL RESPONSE, LLC

BY:

NAME:

TITLE:

GREEN WIRE, LLC

BY:

NAME:

TITLE:

ORBIT MEDICAL RESPONSE, LLC

BY:

NAME:

TITLE:

COMPANY:

GWIRE CORPORATION

BY:

NAME:

TITLE: